PHH MORTGAGE CAPITAL LLC

PHHMC Mortgage Pass-Through Certificates, Series 2006-4

	Approximate Initial Certificate Principal Balance		Pass-Through Rate
Class A-1	$15, 459, 431		Variable
Class A-2	$493,386		Variable
Class A-4	$31,959,229		Variable
Class A-5	$31,959,229	*	0.92%
Class A-6	$52,835,718		Variable
Class A-7	$10,002,821		Variable
Class B-1	$6,371,797		Variable
Class B-2	$770,217		Variable
Class B-3	$490,138		Variable
*Notional Amount

AGENCY AGREEMENT

November 27, 2006

William J. Mayer Securities, LLC
60 Arch Street
Greenwich, CT 06830

Ladies and Gentlemen:

PHH Mortgage Capital LLC, a Delaware limited liability company (the “Depositor”), proposes to engage you (also referred to herein as the “Agent”) as placement agent, on a best efforts basis, only pursuant to this Agency Agreement (the “Agreement”), for all of the PHHMC Mortgage Pass-Through Certificates, Series 2006-4, Class A-1, Class A-2, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2 and Class B-3 Certificates (collectively, the “Certificates”), having the aggregate principal or notional amounts and Pass-Through Rates set forth above. The Certificates, together with the Class A-3, Class A-8, Class A-9, Class B-4, Class B-5 and Class B-6 Certificates (collectively, the “Private Certificates”) and the Class R-I Certificates and Class R-II Certificates (together, the “Class R Certificates”) of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the Pooling and Servicing Agreement referred to below) consisting primarily of a pool (the “Pool”) of conventional, fixed-rate one- to four- family residential mortgage loans (the “Mortgage Loans”) as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Depositor. The Mortgage Loans will be purchased by the Depositor from PHH Mortgage (as defined herein) and Bishop’s Gate Residential Mortgage Trust (“Bishop’s Gate” and together with PHH Mortgage, the “Sellers”) pursuant to a mortgage loan purchase agreement (the “Mortgage Loan Purchase Agreement”) to be dated as of November 1, 2006 (the “Cut-off Date”).

The Certificates will be issued pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”) to be dated as of the Cut-off Date among the Depositor, as depositor, PHH Mortgage Corporation, as master servicer (“PHH Mortgage” or the “Master Servicer”) and Citibank, N.A., as trustee (the “Trustee”). The Certificates are described more fully in the Base Prospectus and the Prospectus Supplement (each as hereinafter defined) which the Depositor has furnished to you.

1.  Representations, Warranties and Covenants.

1.1  The Depositor represents and warrants to, and agrees with you that as of the date hereof (or as of such other date as may be specified in the representation and warranty):

(a)  The Depositor has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-131214) on Form S-3 for the registration under the Securities Act of 1933, as amended (the “Act”), of Mortgage Pass-Through Certificates and Mortgage-Backed Notes (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to you. The Depositor proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the “1933 Act Regulations”) a supplement dated November 27, 2006 (the “Prospectus Supplement”), to the prospectus dated November 27, 2006 (the “Base Prospectus”), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-131214) including exhibits thereto and any information incorporated therein by reference, as amended at the date hereof, is hereinafter called the “Registration Statement”; and the Base Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Depositor on or prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the “Prospectus”. The Depositor further proposes to prepare, after the final terms of all classes of the Certificates have been established, a Term Sheet and Term Sheet Supplement (such Term Sheet and Term Sheet Supplement, together with the Basic Prospectus, the “Definitive Free Writing Prospectus”). The Definitive Free Writing Prospectus must be provided to each investor prior to the time of Contract of Sale (as defined herein).

(b)  The Registration Statement has become effective, and the Registration Statement as of the effective date (the “Effective Date”) and as of the Closing Date, and the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date and as of the date of any amendment thereto, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Depositor nor PHH Mortgage makes any representations or warranties as to (i) any information contained in or omitted from the portions of the Prospectus set forth under the caption “Method of Distribution” relating to the Certificates and the stabilization legend required by Item 502(d)(1) under Regulation S-K of the Act (the “Agent Information”) as set forth in Exhibit C hereto or (ii) any decrement or yield tables set forth in the section titled “Yield on the Certificates” in the Prospectus Supplement (the “Decrement/Yield Tables”). In addition, the Definitive Free Writing Prospectus, as of the date thereof and as of the Closing Date, did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The effective date shall mean the earlier of the date by which the Prospectus Supplement is first used and the time of the first Contract of Sale to which such Prospectus Supplement relates.

(c)  The Depositor has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the requisite organizational power to own its properties and to conduct its business as presently conducted by it; and the Depositor is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership of property or the conduct of its business as presently conducted by it requires such qualification.

(d)  This Agreement has been duly authorized, executed and delivered by the Depositor.

(e)  As of the Closing Date, the Certificates and the Private Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Depositor in the Pooling and Servicing Agreement will be true and correct in all material respects.

(f)  As of the Closing Date, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-6, Class A-7 and Class B-1 Certificates will be “mortgage related securities” as such term is defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(g)  Each of the Certificates and the Private Certificates, when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, and immediately prior to the delivery of the Certificates to the Agent, the Depositor will own the Certificates, and upon such delivery the Agent will acquire title thereto, free and clear of any lien, pledge, encumbrance or other security interest other than one created or granted by the Agent.

(h)  As of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by the Depositor and will conform in all material respects to the description thereof contained in the Prospectus and, assuming the valid execution thereof by the Trustee and the Master Servicer, the Pooling and Servicing Agreement will constitute a valid and binding agreement of the Depositor enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equity principles.

(i)  As of the Closing Date, the Mortgage Loan Purchase Agreement will have been duly authorized, executed and delivered by the Depositor and the Sellers and will conform in all material respects to the description thereof contained in the Prospectus and will constitute a valid and binding agreement of the Depositor and the Sellers enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equity principles.

(j)  Neither the issuance or delivery of the Certificates and the Private Certificates, nor the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement, nor compliance with the provisions of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement or this Agreement, will conflict with or result in the breach of any material term or provision of the certificate of formation or bylaws of the Depositor, and the Depositor is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation or instrument to which the Depositor is a party or by which it or its properties are bound, or (ii) any law, decree, order, rule or regulation applicable to the Depositor of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over the Depositor, or its properties, the default in or the breach or violation of which would have a material adverse effect on the Depositor or the ability of the Depositor to perform its obligations under the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement; and neither the delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement, nor the compliance with the provisions of the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement or this Agreement will result in such a breach, violation or default which would have such a material adverse effect.

(k)  No filing or registration with, notice to, or consent, approval, authorization or order or other action of, any court or governmental authority or agency is required for the consummation by the Depositor of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement (other than as required under state securities laws or Blue Sky laws, as to which no representations and warranties are made by the Depositor), except such as have been, or will have been prior to the Closing Date, obtained under the Act, and such recordations of the assignment of the Mortgage Loans to the Trustee or, if applicable, to Mortgage Electronic Registration Systems, Inc. (“MERS”) on behalf of the Trustee, pursuant to the Pooling and Servicing Agreement that have not yet been completed.

(l)  There is no action, suit or proceeding before or by any court, administrative or governmental agency, or other tribunal, domestic or foreign, now pending to which the Depositor is a party, or to the best of the Depositor’s knowledge threatened against the Depositor, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, affairs, regulatory situation or business prospects of the Depositor or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated herein or in the Pooling and Servicing Agreement or the Mortgage Loan Purchase Agreement.

(m)  At the time of execution and delivery of the Pooling and Servicing Agreement, the Depositor will own the mortgage notes (the “Mortgage Notes”) being transferred to the Trust Fund (as defined in the Pooling and Servicing Agreement) pursuant to the Pooling and Servicing Agreement, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”), except to the extent permitted in the Pooling and Servicing Agreement, and will not have assigned to any person other than the Trust Fund any of its right, title or interest in the Mortgage Notes. The Depositor will have the power and authority to transfer the Mortgage Notes to the Trust Fund and to transfer the Certificates to the Agent, and, upon execution and delivery to the Trustee of the Pooling and Servicing Agreement, payment by the Agent for the Certificates, and delivery to the Agent of the Certificates, the Trust Fund will own the Mortgage Notes and the Agent will acquire title to the Certificates, in each case free of Liens except to the extent permitted by the Pooling and Servicing Agreement.

(n)  Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Certificates and the Private Certificates have been or will be paid by the Depositor or prior to the Closing Date, except for fees for recording assignments of Mortgage Loans to the Trustee or, if applicable, to MERS on behalf of the Trustee, pursuant to the Pooling and Servicing Agreement that have not yet been completed, which fees will be paid by the Depositor in accordance with the Pooling and Servicing Agreement.

(o)  The transfer of the Mortgage Loans and the related assets to the Trust Estate at the Closing Date will be treated by the Depositor for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

(p)  The Depositor is not, and, after giving effect to the transactions contemplated by the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreement and the offering and sale of the Certificates, neither the Depositor nor Trust Fund will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(q)  The Depositor is not, as of the date upon which it delivers the Definitive Free Writing Prospectus, an Ineligible Issuer, as such term is defined in Rule 405 of the 1933 Act Regulations.

1.2  PHH Mortgage represents and warrants to, and agrees with you that as of the date hereof (or as of such other date as may be specified in the representation and warranty):

(a)  As of the Closing Date the representations and warranties of PHH Mortgage herein and in the Pooling and Servicing Agreement will be true and correct in all material respects.

(b)  PHH Mortgage has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it; and PHH Mortgage is duly qualified to do business in good standing in all other jurisdictions in which its ownership of property or the conduct of its business as presently conducted by it requires such qualification.

(c)  This Agreement has been duly authorized, executed and delivered by PHH Mortgage.

(d)  As of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by the Master Servicer and, assuming the valid execution thereof by the Trustee and the Depositor, the Pooling and Servicing Agreement will constitute a valid and binding agreement of the Master Servicer enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equity principles.

(e)  As of the Closing Date, the Mortgage Loan Purchase Agreement will have been duly authorized, executed and delivered by PHH Mortgage and will constitute a valid and binding agreement of PHH Mortgage enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights and by general equity principles.

2.  Placement of Certificates.

2.1  Subject to the terms and conditions set forth in this Agreement, the Depositor and PHH Mortgage hereby appoint the Agent as their agent to solicit and receive offers to purchase the Certificates for settlement on November 29, 2006 (the “Closing Date”), and the Agent hereby accepts such appointment and agrees to use reasonable efforts, as your agent and not as principal, to so solicit and receive offers to purchase the Certificates. The Agent further agrees to use reasonable efforts to assist you in connection with the sale of the Certificates to the purchasers thereof. Notwithstanding the foregoing, the Depositor, in it sole discretion, may accept an offer to purchase any of the Certificates on a date after the Closing Date, in which case any such Certificates will be held by PHH Mortgage pending such settlement date.

2.2  You are not required to place any specific dollar amount of Certificates, but will use your best efforts to place the Certificates. The termination of the offering is the earlier to occur of one year from the date of this Agreement and the date on which all of the Certificates have been sold. The Depositor reserves the right to terminate your offering of the Certificates pursuant to this Agreement, as to any Certificates for which an offer to purchase that is acceptable to the Depositor in its sole discretion is not obtained by you. In connection with the foregoing, and in accordance with Section 4 hereof and applicable law you will: (a) offer the Certificates to prospective investors; (b) solicit indications of interest to purchase the Certificates; (c) submit pricing and settlement information for each proposed sale to the Depositor, which in each case shall be subject to the Depositor’s approval in its sole discretion; (d) prepare and deliver a confirmation for each sale in your capacity as agent; (e) refrain from using any Written Communications except as permitted by Section 4(d)(1) hereof; and (f) instruct all investors that they must deposit with Citibank, N.A. the amount of their purchase price by wire transfer of immediately available funds, which must be received by Citibank, N.A. no later than 10:00 a.m. New York City time on the Closing Date (or, if applicable, on any subsequent settlement date), and that any investor who fails to do so will be subject to fail costs. All settlements for the sale of the Certificates will be made through Citibank, N.A. Each confirmed sale of any of the Certificates by the Depositor to an investor will not be contingent on any other sale. As used herein, the terms “offer” and “sale” have the meanings specified in Section 2(3) of the Act.

The Agent represents and warrants that it has not offered and will not offer any Certificates in any of the EU Member States or in Iceland, Liechenstein or Norway.

The Agent may separately engage, at its own expense and with the prior written approval of the Depositor and PHH Mortgage, such sub-agents as it may deem necessary or appropriate.

2.3  The Depositor shall have the sole right to accept offers to purchase Certificates from it and may reject any such offer in whole or in part. The Agent also shall have the right, in its discretion reasonably exercised and without notice to the Depositor or PHH Mortgage, to reject in whole or in part any offer to purchase Certificates received by it.

2.4  The Agent may at any time agree to purchase, as principal, any portion of the Certificates, but has no obligation whatsoever to do so. The Depositor or PHH Mortgage may at any time agree to sell to the Agent, as principal, any portion of the Certificates, but have no obligation whatsoever to do so.

3.  Delivery and Payment. Delivery of and payment for the Certificates shall be made at the office of Thacher Proffitt & Wood llp at 10:00 a.m. New York City time, on November 29, 2006 or such later date as you shall designate, which date and time may be postponed by agreement between you and the Depositor (such date and time of delivery and payment for the Certificates being herein called the “Closing Date”). Delivery of the Certificates shall be made to the purchasers thereof through the Depository Trust Company (“DTC”) against payment by the purchaser thereof of the purchase price therefor to or upon the order of the Depositor by wire transfer in immediately available funds.

4.  Offering by Agent. It is understood that you propose to offer the Certificates for sale to the public as agent on behalf of the Depositor and PHH Mortgage as set forth in the Prospectus.

(a)  It is understood that the Agent proposes to solicit offers for the Certificates for sale to the public as set forth in the Prospectus and the Agent agrees that all such solicitations by it shall be made in compliance with all applicable laws and regulations. Prior to the date hereof, you have not offered, pledged, sold, disposed of or otherwise transferred any Certificate or any security backed by the Mortgage Loans, any interest in any Certificate or such security or any Mortgage Loan.

(b)  It is understood that the Agent will solicit offers to purchase the Certificates as follows:

  (1) Prior to the time you have received the Definitive Free Writing Prospectus you may, in compliance with the provisions of this Agreement, solicit offers to purchase Certificates; provided, that you shall not accept any such offer to purchase a Certificate or any interest in any Certificate or Mortgage Loan or otherwise enter into any Contract of Sale for any Certificate, any interest in any Certificate or any Mortgage Loan prior to the investor’s receipt of the Definitive Free Writing Prospectus.

  (2) Any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) relating to the Certificates used by the Agent in compliance with the terms of this Agreement prior to the time the Depositor has entered into a Contract of Sale for Certificates shall prominently set forth substantially the following statement:

The information in this free writing prospectus is preliminary, and will be superseded by the Definitive Free Writing Prospectus. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until your offer to purchase Certificates has been accepted. Any offer by you to purchase Certificates will not be accepted, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the Definitive Free Writing Prospectus. You may withdraw your offer to purchase Certificates at any time prior to the acceptance of your offer.

“Written Communication” has the same meaning as that term is defined in Rule 405 of the 1933 Act Regulations.

  (3) Any Free Writing Prospectus relating to Certificates and used by the Agent in connection with marketing the Certificates, including the Definitive Free Writing Prospectus, shall prominently set forth substantially the following statement:

The Certificates referred to in these materials are being sold when, as and if issued. You are advised that Certificates may not be issued that have the characteristics described in these materials. The issuing entity’s obligation to sell such Certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason such Certificates are not delivered, we will notify you, and neither the issuing entity nor any agent or underwriter will have any obligation to you to deliver all or any portion of the Certificates which you have committed to purchase, and none of the issuing entity nor any agent or underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

(c)   It is understood that no investor will enter into a Contract of Sale until the Definitive Free Writing Prospectus has been conveyed to the investor. For purposes of this Agreement, Contract of Sale has the same meaning as in Rule 159 of the 1933 Act Regulations and all Commission guidance relating to Rule 159. The Definitive Free Writing Prospectus shall prominently set forth substantially the following statement:

This Definitive Free Writing Prospectus supersedes the information in any free writing prospectus previously delivered in connection with this offering, to the extent that this Definitive Free Writing Prospectus is inconsistent with any information in any free writing prospectus delivered in connection with this offering.

(d)  It is understood that the Agent may prepare and provide to prospective investors certain Free Writing Prospectuses (as defined below), subject to the following conditions:

  (1) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Agent shall not convey or deliver any Written Communication to any person in connection with the initial offering of the Certificates, unless such Written Communication either (i) is made in reliance on Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act, (iii) is the Definitive Free Writing Prospectus, or (iv) both (1) constitutes a Free Writing Prospectus (as defined below) used in reliance on Rule 164 and (2) includes only information that is within the definition of ABS Informational and Computational Materials as defined in Item 1100 of Regulation AB, or Permitted Additional Materials.

  (2) The Agent shall comply with all applicable laws and regulations in connection with the use of Free Writing Prospectuses, including but not limited to Rules 164 and 433 of the 1933 Act Regulations and all Commission guidance relating to Free Writing Prospectuses, including but not limited to Commission Release No. 33-8591.

  (3) For purposes hereof, “Free Writing Prospectus” shall have the meaning given such term in Rules 405 and 433 of the 1933 Act Regulations. “Issuer Information” shall mean information included in a Free Writing Prospectus that both (i) is within the types of information specified in clauses (1) to (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) as shown in Exhibit D hereto and (ii) has been either prepared by, or has been reviewed and approved by, the Depositor. “Agent Derived Information” shall refer to information of the type described in clause (5) of such footnote 271 when prepared by the Agent. “Permitted Additional Materials” shall mean information that is not ABS Informational and Computational Materials and (x) that are referred to in Section 4(d)(12)), (y) that constitute Certificate price, yield, weighted average life, subscription or allocation information, or a trade confirmation, or (z) otherwise with respect to which the Depositor has provided written consent to the Agent to include in a Free Writing Prospectus. As used herein with respect to any Free Writing Prospectus, “Pool Information” means the information with respect to the characteristics of the Mortgage Loans and administrative and servicing fees, as provided by or on behalf of the Depositor to the Agent at the time most recent to the date of such Free Writing Prospectus.

  (4) All Free Writing Prospectuses provided to prospective investors, whether or not filed with the Commission, shall bear a legend including substantially the following statement:

“THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV ALTERNATIVELY, THE ISSUER, ANY AGENT, UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-8XX-XXX-XXXX OR VIA E-MAIL AT ________________________.

The Depositor shall have the right to require additional specific legends or notations to appear on any Free Writing Prospectus, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein with the approval of the Agent (which shall not be unreasonably withheld).

  (5) The Agent shall deliver to the Depositor and its counsel (in such format as required by the Depositor) prior to the proposed date of first use thereof, (i) any Free Writing Prospectus prepared by or on behalf of the Agent that contains any information that, if reviewed and approved by the Depositor, would be Issuer Information, and (ii) any Free Writing Prospectus or portion thereof prepared by the Agent that contains only a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered. No information in any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) shall consist of information of a type that is not included within the definition of ABS Informational and Computational Materials, or is not Permitted Additional Materials. To facilitate filing to the extent required by Section 5.9 or 4(f), as applicable, all Agent Derived Information shall be set forth in a document separate from the document including Issuer Information. All Free Writing Prospectuses described in this subsection (5) must be approved by the Depositor before the Agent provides the Free Writing Prospectus to investors pursuant to the terms of this Agreement. Notwithstanding the foregoing, the Agent shall not be required to deliver any Free Writing Prospectus to the extent that it does not contain substantive changes from or additions to any Free Writing Prospectus previously approved by the Depositor.

  (6) [reserved]

  (7) None of the information in the Free Writing Prospectuses may conflict with the information contained in the Prospectus or the Registration Statement.

  (8) The Depositor shall not be obligated to file any Free Writing Prospectuses that have been determined to contain any material error or omission, unless the Depositor is required to file the Free Writing Prospectus pursuant to Section 5.9 below. In the event that the Agent becomes aware that, as of the date on which an investor entered into an agreement to purchase any Certificates, any Free Writing Prospectus prepared by or on behalf of the Agent and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a “Defective Free Writing Prospectus”), the Agent shall notify the Depositor thereof as soon as practical but in any event within one business day after discovery.

  (9) If the Agent does not provide any Free Writing Prospectuses to the Depositor pursuant to subsection (5) above, the Agent shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission by the Depositor as a Free Writing Prospectus (other than the Definitive Free Writing Prospectus) in accordance with the 1933 Act Regulations.

  (10) In the event of any delay in the delivery by the Agent to the Depositor of any Free Writing Prospectuses required to be delivered in accordance with subsection (5) above, the Depositor shall have the right to delay the release of the Prospectus to investors or to the Agent, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Depositor to comply with its agreement set forth in Section 5.9 to file the Free Writing Prospectuses by the time specified therein.

  (11) The Agent represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the 1933 Act Regulations with respect to the generation and use of Free Writing Prospectuses in connection with the offering of the Certificates. In addition, the Agent shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of any Free Writing Prospectus used to solicit offers to purchase Certificates to the extent not filed with the Commission.

  (12) It is understood and agreed that all information provided by the Agent to or through Bloomberg or Intex or similar entities for use by prospective investors, or imbedded in any CDI file provided to prospective investors, to the extent constituting a Free Writing Prospectus, shall be deemed for all purposes hereof to be a Free Writing Prospectus not containing Issuer Information. In connection therewith, the Agent agrees that it shall not provide any information constituting Issuer Information through the foregoing media unless that information is contained either in the Definitive Free Writing Prospectus or in a Free Writing Prospectus delivered in compliance with Section 4(d)(5).

(e)  The Agent covenants with the Depositor that after the final Prospectus is available the Agent shall not distribute any written information concerning the Certificates to a prospective investor unless such information is preceded or accompanied by the final Prospectus. It is understood and agreed that the use of written information in accordance with the preceding sentence is not a Free Writing Prospectus and is not otherwise restricted or governed in any way by this Agreement.

(f)  The Agent shall file any Free Writing Prospectus that has been distributed by the Agent in a manner that could lead to its broad, unrestricted dissemination not later than the date of first use, provided that if that Free Writing Prospectus contains only information of a type included within the definition of ABS Informational and Computational Materials then such filing shall be made within the later of two business days after the Agent first provides this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the 1933 Act Regulations; provided further, that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(g)  The Agent further agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172, every confirmation sent out will include the notice required by Rule 173 informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from the Agent; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, the Agent shall deliver a paper copy of such Prospectus; (iii) if an electronic copy of the Prospectus is delivered by the Agent for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to the Agent by or on behalf of the Depositor specifically for use by the Agent pursuant to this Section 4(g); for example, if the Prospectus is delivered to the Agent by or on behalf of the Depositor in a single electronic file in .pdf format, then the Agent will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. The Agent further agrees that (i) if it delivers to an investor the Prospectus in .pdf format, upon the Agent’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, the Agent will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and (ii) it will provide to the Depositor any Free Writing Prospectuses, or portions thereof, which the Depositor is required to file with the Commission in electronic format and will use reasonable efforts to provide to the Depositor such Free Writing Prospectuses, or portions thereof, in either Microsoft Word® or Microsoft Excel® format and not in a pdf, except to the extent that the Depositor, in its sole discretion, waives such requirements.

(h)  You further agree that on or prior to the sixth day after the Closing Date, you shall provide the Depositor with such information as to matters of fact as the Depositor may reasonably request to enable it to comply with its tax reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Agent be determined by it.

5.  Agreements. The Depositor agrees with you that:

5.1  Before amending or supplementing the Registration Statement or the Prospectus with respect to the Certificates, the Depositor will furnish you with a copy of each such proposed amendment or supplement.

5.2  The Depositor will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

5.3  If, during the period commencing on the first date of the public offering of the Certificates in which a Prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Depositor will promptly notify the Agent of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Agent’s consent to, nor the Agent’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

5.4  The Depositor will furnish to you, without charge, a copy of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter, agent or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as you may reasonably request; provided, however, that you will provide the notice specified in Section 4(g) in every confirmation and will only deliver the prospectus to those investors that request a paper copy thereof.

5.5  [reserved]

5.6  The Depositor will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as you may reasonably designate and in which the Depositor will make offers and sales to residents (except for any jurisdiction as designated by the Depositor in which offers and sales of the Certificates should not be made to non-institutional investors) and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

5.7  Notwithstanding Section 9 of this Agreement, if the transactions contemplated by this Agreement are consummated, the Depositor or PHH Mortgage will pay or cause to be paid or reimburse you for all expenses incident to the performance of the obligations of the Depositor and PHH Mortgage under this Agreement, for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by you in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as you have reasonably requested pursuant to Section 5.6 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, for expenses incurred in printing and distributing the Prospectus (including any amendments and supplements thereto), for fees and expenses of preparing, printing and reproducing the Registration Statement, the Prospectus (and any amendment or supplement thereto), the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement, the Certificates and the Private Certificates, for fees and expenses of the Trustee and the Master Servicer and their counsel, for the fees and expenses of the accountants to the Depositor and for fees and expenses of filing the Prospectus Supplement and any Free Writing Prospectuses with the Commission. In addition, the Depositor or PHH Mortgage will pay to you the placement fee previously agreed to by the Depositor and the Agent. Except as herein provided, you shall be responsible for paying all costs and expenses incurred by you, including the fees and disbursements of your counsel, in connection with the purchase and sale of the Certificates.

5.8  If, during the period after the Closing Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Depositor receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Depositor will advise you of the issuance of such stop order.

5.9  The Depositor shall file any Free Writing Prospectus prepared by the Depositor (including the Definitive Free Writing Prospectus), and any Issuer Information contained in any Free Writing Prospectus provided to it by the Agent under Section 4(d)(5), not later than the date of first use of the Free Writing Prospectus, except that:

(a)  As to any Free Writing Prospectus or portion thereof that contains only (A) a description of the final terms of the Certificates after such terms have been established for all classes of Certificates being publicly offered, may be filed by the Depositor within two days of the later of the date such final terms have been established for all classes of Certificates being publicly offered and the date of first use and (B) a description of the terms of the Certificates that does not reflect the final terms after they have been established for all classes of all Certificates is not required to be filed; and

(b)  Notwithstanding clause (a) above, as to any Free Writing Prospectus or portion thereof required to be filed that contains only information of a type included within the definition of ABS Informational and Computational Materials, the Depositor shall file such Free Writing Prospectus or portion thereof within the later of two business days after the Agent first provides this information to investors and the date upon which the Depositor is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Act.

provided further, that prior to such use of any Free Writing Prospectuses by the Depositor, the Agent must comply with its obligations pursuant to Section 4(d) and that the Depositor shall not be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

5.10  If the Depositor or the Agent determines or becomes aware that any Written Communication (including without limitation any Free Writing Prospectus) or oral statement contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into with any investor, when considered in conjunction with all information conveyed at the time of Contract of Sale, either the Depositor or the Agent may prepare corrective information with notice to the other party, and the Agent shall deliver such information in a manner reasonably acceptable to the Agent and the Depositor, to any person with whom a Contract of Sale was entered into, and such information shall provide any such person with the following:

(a)  Adequate disclosure of the contractual arrangement;

(b)  Adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(c)  Adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

(d)  A meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

6.  Conditions to the Obligations of the Agent. The Agent’s obligation to solicit and receive offers to purchase the Certificates shall be subject to the accuracy of the representations and warranties on the part of the Depositor and PHH Mortgage herein, to the accuracy of the statements of officers of the Depositor and PHH Mortgage made pursuant to the provisions hereof, to the performance by the Depositor and PHH Mortgage of their obligations hereunder and to the following additional conditions precedent:

6.1  No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Depositor, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

6.2  Since November 1, 2006, there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Depositor or PHH Mortgage and prior to the Closing Date there shall be no prospective change that would have a material adverse effect (not in the ordinary course of business) in the condition of the Depositor or PHH Mortgage.

6.3  The Depositor shall have delivered to you a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice President of the Depositor to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

(a)  the representations and warranties of the Depositor in this Agreement and in the Pooling and Servicing Agreement are true and correct in all material respects;

(b)  the Depositor has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder or under the Pooling and Servicing Agreement at or prior to the Closing Date; and

(c)  no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

6.4  PHH Mortgage shall have delivered to you a certificate, dated the Closing Date, of the President, a Managing Director or a Director of PHH Mortgage to the effect that the signer of such certificate has examined the Pooling and Servicing Agreement and this Agreement and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of PHH Mortgage contained in the Pooling and Servicing Agreement and in this Agreement are true and correct in all material respects.

6.5  You shall have received the opinions of Thacher Proffitt & Wood llp, counsel for the Depositor and the Master Servicer, dated the Closing Date and substantially to the effect set forth in Exhibit A-1, A-2 and A-3.

6.6  You shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agent, an opinion dated the Closing Date in form and substance satisfactory to the Agent.

6.7  You shall have received from Deloitte & Touche LLP, certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Agent and the Agent’s counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Agent, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions “The Mortgage Pool”, “Pooling and Servicing Agreement”, “Description of the Certificates” and “Yield on the Certificates”, and referenced under the heading “Static Pool Information”, agrees with the records of the Depositor and PHH Mortgage or any information provided to Deloitte & Touche LLP by or on behalf of the Depositor excluding any questions of legal interpretation.

6.8  The Class A-1, Class A-2, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates shall have been rated “AAA” by Fitch, Inc. (“Fitch”). The Class B-1 Certificates shall have been rated “AA” by Fitch, the Class B-2 Certificates shall have been rated “A” by Fitch and the Class B-3 Certificates shall have been rated “BBB” by Fitch.

6.9  You shall have received the opinion of Emmet, Marvin & Martin, dated the Closing Date, substantially to the effect set forth in Exhibit B.

6.10  You shall have received from Thacher Proffitt & Wood llp, counsel to the Depositor, reliance letters with respect to any opinions delivered to Fitch.

6.11  The Depositor shall have furnished to you such further information, certificates and documents as you may reasonably have requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be in all material respects satisfactory in form and substance, in their reasonable judgment, to you and your counsel.

The Depositor will furnish you with conformed copies of the above opinions, certificates, letters and documents as you reasonably request.

7.  Indemnification and Contribution.

7.1  The Depositor and PHH Mortgage, jointly and severally, agree to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) that (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Depositor shall have furnished any amendments or supplements thereto), or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Definitive Free Writing Prospectus, or any Issuer Information contained in any other Free Writing Prospectus, or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) are caused by any untrue statement of a material fact or alleged untrue statement of a material fact contained in any Free Writing Prospectus that was caused by any error in any Pool Information and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission based upon any information with respect to which the Agent has agreed to indemnify the Depositor pursuant to Section 7.2.

7.2  You agree to indemnify and hold harmless the Depositor, PHH Mortgage, their respective directors or officers and any person controlling the Depositor or PHH Mortgage from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) that arise out of or are based upon (i) the Agent Information and the Decrement/Yield Tables, (ii) any Agent Derived Information prepared or used by the Agent, (iii) any Free Writing Prospectus prepared or used by the Agent for which the conditions set forth in Section 4(d)(5) above are not satisfied with respect to the prior approval by the Depositor, (iv) any portion of any Free Writing Prospectus (other than the Definitive Free Writing Prospectus) prepared or used by the Agent not constituting Issuer Information and (v) any liability directly resulting from the Agent’s failure to provide any investor with the Definitive Free Writing Prospectus prior to that investor entering into a Contract of Sale or failure to file any Free Writing Prospectus required to be filed by the Agent in accordance with Section 4(f); provided, however, that the indemnification set forth in this 7.2 shall not apply to the extent of any error in any Free Writing Prospectus that was caused by any error in any Pool Information..

7.3  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either clause 7.1 or 7.2, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to clause 7.1 and by the Depositor or PHH Mortgage, in the case of parties indemnified pursuant to clause 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel reasonably satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

7.4  If the indemnification provided for in this Section 7 is unavailable to an indemnified party under clause 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the Depositor and PHH Mortgage on the one hand and the Agent on the other from the offering of the Certificates but also the relative fault of the Depositor or PHH Mortgage on the one hand and of the Agent, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor and PHH Mortgage on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the placement fee received by the Agent. The relative fault of the Depositor and PHH Mortgage on the one hand and of the Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this clause 7.4, the Agent shall not be required to contribute any amount in excess of the placement fee received by the Agent in connection with the Certificates.

7.5  The Depositor, PHH Mortgage and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in clause 7.4, above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to clause 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.6  The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Depositor and PHH Mortgage in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Agent or on behalf of the Agent or any person controlling the Agent or by or on behalf of the Depositor and its respective directors or officers or any person controlling the Depositor and (iii) acceptance of and payment for any of the Certificates.

8.  Termination. This Agreement shall be subject to termination by notice given to the Depositor, (A) if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange shall have been instituted, (ii) any banking moratorium shall have been declared by either federal or New York authorities, or (iii) there shall have occurred any material outbreak, escalation or declaration of hostilities or other calamity, emergency or crisis, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Agent, impracticable or inadvisable to proceed with completion of the public offering of or the sale of and payment for the Certificates or (B) if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Depositor or PHH Mortgage to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor or PHH Mortgage shall be unable to perform their respective obligations under this Agreement. If you terminate this Agreement in accordance with this Section 8, the Depositor or PHH Mortgage will reimburse you for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by the Agent in connection with the proposed purchase and sale of the Certificates.

9.  Certain Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Depositor, PHH Mortgage or the respective officers of the Depositor or PHH Mortgage, and you set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by you or on your behalf or made by or on behalf of the Depositor or any of its officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

10.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agent will be mailed, delivered or telegraphed and confirmed to you at William J. Mayer Securities, LLC, 60 Arch Street, Greenwich, CT 06830, Attention: Mr. William Johnson Mayer, Principal; if sent to the Depositor, will be mailed, delivered or telegraphed and confirmed to it at PHH Mortgage Capital LLC, 3000 Leadenhall Road, Mail Stop LGL, Mt. Laurel, New Jersey 08054; or if sent to PHH Mortgage, will be mailed, delivered or telegraphed and confirmed to it at PHH Mortgage Corporation, 3000 Leadenhall Road, Mail Stop LGL, Mt. Laurel, New Jersey 08054.

11.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

12.  Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

13.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Depositor and you.

Very truly yours, PHH MORTGAGE CAPITAL LLC

By: /s/ Richard J. Bradfield

Name: Richard J. Bradfield Title: Senior Vice President

PHH MORTGAGE CORPORATION

By: /s/ Richard J. Bradfield

Name: Richard J. Bradfield Title: Senior Vice President

The foregoing Agency Agreement
is hereby confirmed and accepted as of
the date first above written.

WILLIAM J. MAYER SECURITIES, LLC

By: /s/ William J. Mayer

Name: William J. Mayer Title:

EXHIBIT A-1

CLOSING OPINION OF THACHER PROFFITT & WOOD LLP

(PLEASE SEE TAB #25)

EXHIBIT A-2

10B-5 LETTER OF THACHER PROFFITT & WOOD LLP

(PLEASE SEE TAB #26)

EXHIBIT A-3

TAX OPINION OF THACHER PROFFITT & WOOD LLP

(PLEASE SEE TAB #27)

EXHIBIT B

TRUSTEE’S COUNSEL OPINION

(PLEASE SEE TAB #36)

EXHIBIT C

AGENT INFORMATION

EXHIBIT D

FOOTNOTE 271 INFORMATION

[Excerpt from Offering Reform adopting release-bold headings added for convenience of reference]

In the case of asset-backed issuers certain information comprehended within the definition of ABS informational and computational material is analogous to the term of securities and is therefore issuer information. For example, we would expect that the following categories of such material, which are derived from the definition of ABS informational and computational materials, are generally issuer information:

(1)    Structural information-factual information regarding the asset-backed securities being offered and the structure and basic parameters of the securities, such as the number of classes, seniority, payment priorities, terms of payment, the tax, ERISA or other legal conclusions of counsel, and descriptive information relating to each class (e.g., principal amount, coupon, minimum denomination, price or anticipated price, yield, weighted average life, credit enhancements, anticipated ratings, and other similar information relating to the proposed structure of the offering);

(2)    Collateral information-factual information regarding the pool assets underlying the asset-backed securities, including origination, acquisition and pool selection criteria, information regarding any prefunding or revolving period applicable to the offering, information regarding significant obligors, data regarding the contractual and related characteristics of the underlying pool assets (e.g., weighted average coupon, weighted average maturity, delinquency and loss information and geographic distribution) and other factual information concerning the parameters of the asset pool appropriate to the nature of the underlying assets, such as the type of assets comprising the pool and the programs under which the loans were originated;

(3)    Key parties information-identification of key parties to the transaction, such as servicers, trustees, depositors, sponsors, originators and providers of credit enhancement or other support, including information about any such party;

(4)    Static pool data-static pool data, as referenced in Item 1105 of Regulation AB 17 CFR 229.1105, such as for the sponsor’s and/or servicer’s portfolio, prior transactions or the asset pool itself; and

(5)    Issuer computational material-to the extent that the information is provided by the issuer, depositor, affiliated depositor, or sponsor, statistical information displaying for a particular class of asset-backed securities the yield, average life, expected maturity, interest rate sensitivity, cash flow characteristics, total rate of return, option adjusted spread or other financial or statistical information related to the class or classes under specified prepayment, interest rate, loss or other hypothetical scenarios. (Where such information is prepared by an underwriter or dealer, it is not issuer information, even when derived from issuer information.)